OFFICE OF THE SECRETARY OF STATE
                           STATE OF OKLAHOMA

                         CERTIFICATE OF MERGER

WHEREAS, HARCOM PRODUCTIONS, INC.

A corporation organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the survivor, provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.

Filed in the City of Oklahoma City this 25th day of January, 2010.

SEAL                           /w/ M. Susan Savage
                              Secretary of State


                             ARTICLES OF MERGER


ARTICLES OF MERGER (these "Articles") made and entered into as of January 22, 2010 by and between Harcom Productions, Inc., an Oklahoma corporation ("Harcom") and US Highland, Inc., an Oklahoma corporation ("US Highland"). These Articles are adopted pursuant to Oklahoma Statutes. All of such laws expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.


                                ARTICLE I
                           SURVIVOR CORPORATION

Harcom, an Oklahoma corporation, shall be the "Survivor Corporation".


                               ARTICLE II
                      SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Harcom has authority to issue 100,000,000 shares of Common Stock, $.01 par value, of which 11,462,500
shares are issued and outstanding.   On the date of these Articles of
Merger, US Highland has authority to issue 10,000,000 shares of Common Stock, $.00001 par value (the "US Highland Common Stock"), of which 10,000,000 common shares are issued and outstanding.

                              ARTICLE III
                            SHAREHOLDER VOTE

On January 22, 2010, a majority of the shareholders entitled to vote on the action constituting 81.6% of the outstanding shares of US Highland Common Stock approved the Agreement and Plan of Merger to merge US Highland into Harcom. Said number of votes was sufficient for approval by the shareholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

On January 22, 2010, a majority of the shareholders entitled to vote on the action constituting 81.6% of the outstanding shares of Harcom Common Stock approved the Agreement and Plan of Merger to merge US Highland into Harcom. Said number of votes was sufficient for approval
by the shareholders.   The plan of merger was duly authorized by all
action required by the laws under which it was incorporated and by its constituent documents.




                               ARTICLE IV
                             PLAN OF MERGER

The executed Agreement and Plan of Merger is on file at the principal place of business of the Survivor Corporation. Subsequent to the merger, the principal place of business shall be 8722 South Peoria,
Jenks, OK 74132.   A copy of the Agreement and Plan of Merger will be
furnished by the Survivor Corporation to any shareholder of any constituent corporation.

The terms of the Agreement and Plan of Merger are as follows:

(1)	 Merger.  US Highland shall be merged with and into Harcom, and
Harcom shall survive the merger ("Merger"), effective upon the date when the Agreement and Plan of Merger is made effective in accordance with applicable laws (the "Effective Date").

(2)	Amendment to Articles of Incorporation.   Article I of the
Articles of Incorporation of Harcom shall be amended as to read - "The name of the corporation is US Highland, Inc.

(3)	Governing Documents.  The Bylaws of Harcom, in effect on the
Effective Date, shall continue to be the Bylaws of Harcom as the Survivor Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

 (4)	Stock of US Highland.  On and after the Effective Date, all of the outstanding certificates which prior to that time represented all of the issued and outstanding shares of US Highland shall be recalled and canceled and 10,000,000 Harcom Common Shares shall be issued in
proportion to their ownership percentage.   The registered owner on the
books and records of US Highland or its transfer agents of any outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Harcom or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Harcom Common Stock evidenced by such outstanding certificate as above provided.

 (5)	Further Assurances.  From time to time, as and when required by the Survivor Corporation or by its successors and assigns, there shall be executed and delivered on behalf of US Highland such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Survivor Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of US Highland, and otherwise to carry out the purposes of the Merger Agreement, and the officers and directors of the Survivor Corporation are fully authorized in the name and on behalf of US Highland or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

(6)	Book Entries.  As of the Effective Date, entries shall be made upon the books of Harcom in accordance with the following.

	(a)	The assets and liabilities of US Highland shall be recorded
at the amounts at which they were carried on the books of US Highland immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the Common Shares of US Highland presently issued and outstanding.

	(b)	There shall be credited to the common stock account of
Harcom the aggregate amount of the stated value of all shares of Harcom Common Stock resulting from the conversion of the outstanding US
Highland Common Stock pursuant to the merger.

	(c)	There shall be credited to the retained earnings account of
Harcom the aggregate of the amount carried in the retained earnings account of US Highland immediately prior to the Effective Date.

(7)	Access to Documentation.  Prior to the merger, Harcom and US
Highland shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each others operations, assets and business.

(8)	Abandonment.  At any time before the effective Date, the
Agreement and Plan of Merger and the Articles of Merger may be terminated and the merger may be abandoned by the Board of Directors of either Harcom or US Highland or both, notwithstanding approval of the Agreement and Plan of Merger by the shareholders of Harcom or the shareholders of US Highland or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Harcom and US Highland and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Harcom Productions, Inc.	ATTEST:
An Oklahoma corporation

/s/Mats Malmberg              Deborah Engles
-----------------             -------------------------
Mats Malmberg, President      Deborah Engles, Secretary

US Highland, Inc.	ATTEST:
An Oklahoma corporation

/s/Chase Bales                Deborah Engles
------------------            ------------------------
Chase Bales, President        Deborah Engles, Secretary




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